UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 19, 2007
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     Effective April 19, 2007, John M. Whiting resigned as Chief Accounting Officer of Genentech, Inc. in connection with his pending retirement from the company. Mr. Whiting will continue in his role as Vice President, Finance of Genentech until his retirement from the company. On April 19, 2007, Genentech’s Board of Directors approved the appointment of Robert E. Andreatta as Chief Accounting Officer of Genentech, effective immediately.
     Mr. Andreatta, 45, is currently Controller of Genentech and has served in that position since June 2006. Previously at Genentech, he served as Assistant Controller and Senior Director, Corporate Finance from May 2005 to June 2006, Director of Corporate Accounting and Reporting from September 2004 to May 2005, and Director of Collaboration Finance from June 2003 to September 2004. Prior to joining Genentech, he held various officer positions at HopeLink Corporation from 2000 to 2003 and was a Board member of HopeLink from 2002 to 2003. Mr. Andreatta worked for KPMG from 1983 to 2000, including service as an audit partner from 1995 to 2000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007	By:	/s/ Sean A. Johnston
Sean A. Johnston
Senior Vice President and General Counsel